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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Regeneration Technologies, Inc. and subsidiary on Form S-1 of our report relating to the statements of revenues and direct costs of the predecessor business of Regeneration Technologies, Inc. dated April 17, 2000, appearing in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 27, 2000